UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Date of Report (Date of earliest event reported): December 10, 1999


                            LANNETT COMPANY, INC.
            (Exact Name of Registrant as Specified in Its Charter)

           Delaware                      0-9036              23-0787-699
--------------------------------       -----------        -----------------
State or other Jurisdiction            Commission          I.R.S. Employer
of Incorporation or Organization       File Number        Identification No.


                   9000 State Road, Philadelphia, PA 19136
             ---------------------------------------------------
             Address of Principal Executive Offices and Zip Code


      Registrant's telephone number, including area code: (215) 333-9000



ITEM  4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     The independent accountants who previously audited the financial statements of Lannett Company, Inc. ("Company") for the fiscal years ended June 30, 1999 and prior year, Deloitte & Touche LLP, were notified by the Company on December 10, 1999 that the Company had elected not to utilize the services of Deloitte & Touche LLP in connection with the audit of the Company's June 30, 2000 financial statements. Deloitte & Touche LLP's reports on the Company's financial statements for the fiscal years ended June 30, 1999 and June 30, 1998 did not contain an adverse opinion or a disclaimer of opinion; nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years ended June 30, 1999 and June 30, 1998 and the subsequent interim period preceding December 10, 1999, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report. The Company did not experience any of the events listed in Item 304 of Regulation S-B as defined as "reportable events" within the Company's two most recent fiscal years ended June 30, 1999 and June 30, 1998 and the subsequent interim period preceding December 10, 1999.

     The Company will report in a subsequent 8-K regarding the engagement of a new independent accountant. The decision to change accountants was approved by the Company's Board of Directors.


ITEM 7. FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS


(c) 16.1  Exhibit 1   Letter from Deloitte & Touche LLP



                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             LANNETT COMPANY, INC

                                             By:  /s/ Larry Dalesandro
                                                  Chief Operating Officer


Date:  December 22, 1999